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                                                                EXHIBIT 10.17

                         FORM OF DISTRIBUTION AGREEMENT

        THIS AGREEMENT, dated as of June 30, 1992, by and between BURGER KING CORPORATION, a Florida corporation ("BKC") and BKDA CORPORATION, a Delaware corporation ("Distributor").

        WHEREAS, Distributor wishes to be designated by BKC as an approved non-exclusive distributor ("Approved Distributor") to the Burger King system of company and franchised restaurants (the "Burger King System") with respect to all of the paper goods, restaurant supplies, food products, premium and promotional items and other items, described in the Approved Products and Approved Suppliers List (those paper goods, restaurant supplies and food products, premium and promotional items and other items shall be referred to herein as "Product" and collectively shall be referred to herein as "Products"), some of which will be packaged under the Burger King private label and all of which shall be produced by suppliers approved by BKC ("Approved Suppliers"); and

        WHEREAS, BKC is willing to designate Distributor as an Approved Distributor of the Products, subject to compliance by Distributor with the terms and conditions of this Distribution Agreement, as it may be amended from time to time throughout the term hereof (this Distribution Agreement, together with all amendments and exhibits hereto shall be collectively referred to herein as the "Agreement");

        NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, BKC and Distributor hereby agree as follows:

        1. Subject to compliance by Distributor throughout the term of the Agreement with all of the provisions hereof, BKC hereby designates Distributor as an Approved Distributor of the Products to the Burger King system (the "Approval"), for the term specified in Paragraph 15 hereof. The Approval relates only to Distributor's distribution facility located at
                , City of              , State of           (the "Facility"),
at which the Products purchased from Approved Suppliers will be handled and stored and from which the Products will be delivered to restaurants within the Burger King System. The Facility shall include at the location described in this paragraph all handling, storage, shipping and distribution activities for all Products. The Approval does not authorize Distributor to handle or store Products at or distribute Products from any distribution facility other than the Facility.
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Distributor may not employ a "satellite" storage location or redistribution location to handle or store the Products without the prior written consent of a Senior Vice President of BKC and then may only do so if such location is operated in strict accordance with the terms and conditions of this Agreement, including but not limited to inspection by BKC, insurance and other requirements. Upon the issuance of any such consent, Distributor shall be responsible for ensuring that management at such location is aware of the terms and conditions of this Agreement. In the event that such approval is granted by BKC, in its reasonable discretion, any breach of the terms and conditions of this Agreement with respect to such location shall be deemed a breach of this Agreement and BKC shall be entitled to terminate the Approval both as it relates to the satellite location and to the Facility.

        2. a) To maintain quality control of the Products, to assure that the Products are distributed and sold only to restaurants within the Burger King System, to protect BKC trademarks and to assure an efficient and reliable supply and distribution system to serve BKC and its franchisees, Distributor shall purchase the Products only from Approved Suppliers and Distributor shall be authorized to sell or otherwise transfer the Products only to restaurants within the Burger King System and to any other BKC Approved Distributor for resale from any BKC approved facility to restaurants within the Burger King System. Any other sale, transfer or delivery of any of the Products is hereby prohibited. Products as used in the preceding two sentences shall mean only those Products which bear the Burger King private label, trademarks and/or service marks or which are otherwise required to be distributed only within the Burger King System.

            b) Distributor will not sell either any unapproved Product or any approved Product obtained from someone other than an Approved Supplier or Approved Distributor to restaurants within the Burger King System. Any breach of this provision shall constitute a material breach of this Agreement.


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                c) Distributor acknowledges that it has received the current
                   Approved Products and Approved Suppliers List and acknowledges that BKC may, in its discretion, amend this List from time to time, such amendments to be effective upon notice to Distributor. BKC shall inform Distributor of the identity of Approved Suppliers by issuing from time to time the then current Approved Products and Approved Suppliers List or similar document. Distributor hereby acknowledges that it shall have no role in the process of approving and/or disapproving any of the Approved Suppliers.

                d) BKC or its designee shall be authorized to act as the agent of Distributor ("Purchasing Agent") and to negotiate with Approved Suppliers the prices to be paid by Approved Distributors, including Distributor, to the Approved Supplier for any and all Products, the precise Products which are subject to this provision and the circumstances and/or limitations associated with such negotiations to be determined by the Purchasing Agent from time to time in its/their reasonable discretion. The Purchasing Agent may require that Distributor provide reasonable purchase commitments for such Products to such Approved Suppliers under terms and conditions reasonably established by the Purchasing Agent, such terms and conditions to be equally available to all similarly situated Approved Distributors. BKC shall have the right to designate a third party Purchasing Agent to conduct such negotiations and to require such commitments by Distributor and, upon such designation, such third party Purchasing Agent shall also have the right, under this Agreement, to require Distributor's compliance with this paragraph and other applicable paragraphs of this Agreement and to require the payment of such reasonable sums from Distributor to the third party Purchasing Agent as the third party deems appropriate in compensation for the services provided by it. The Purchasing Agent, in all

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                   circumstances, will use reasonable efforts to negotiate
                   delivered prices to Approved Distributors on an equitable basis. As to those Products which the Purchasing Agent has not made or elects, at any time or from time to time, not to make subject to this provision, Distributor shall negotiate with Suppliers and purchase such Products on terms and conditions of its choosing.

                e) Nothing contained in this Paragraph 2 or this Agreement shall constitute or be deemed to constitute the establishment of the price charged by Distributor to its "Customer", as defined in Paragraph 4 herein.

        3. As a condition to its retention of the Approval, Distributor, at all times during the term of the Agreement, shall satisfy and comply diligently with all requirements established by BKC relating to receiving, inspecting, handling, storing, shipping and delivering the Products, as such requirements may reasonably be amended from time to time by BKC, including but not limited to the Distributor Requirements previously furnished to Distributor, as they may be reasonably modified or amended by BKC from time to time, in its sole discretion, and all other written communications from BKC (together the "Requirements").

        4. Distributor acknowledges that it shall stand ready to serve the Burger King System as a "full-line" distributor of all the Products which Distributor's restaurant customers order regularly and/or request be made available for purchase, including but not limited to, all food products, paper goods, restaurant supplies, premium and promotional items and other items which may be required. Exhibit "A" hereof designates the geographic territory (the "Territory") in which Distributor has elected to serve from the Facility as a "full-line" distributor to the Burger King System during the term of the Approval. Distributor shall use its best efforts to serve, and shall stand ready to accept from, any operator of a restaurant within the Burger King System ("Customer"), whose restaurant or restaurants are located within the Territory, orders to purchase any of the Products at prices, in quantities, and on terms to be established between Distributor and the Customer. Upon direction by the Purchasing Agent, Distributor shall make available to its Customers itemized or summary information regarding the "laid in" (or delivered to the Facility) price

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paid by the Distributor plus the distribution charge ("mark up") attributable to individual Products. Such availability may, in the Purchasing Agent's discretion, be limited or conditioned upon the Customer's prior agreement to those confidentiality requirements or restrictions which the Purchasing Agent in consultation with Distributor deems reasonably appropriate. Distributor shall not refuse to provide service to any Customer whose restaurant or restaurants are located within the Territory merely because of the physical distance between the Facility and such restaurant or restaurants. Notwithstanding the foregoing, Distributor shall not be prohibited from offering to serve, nor shall it be restricted from accepting any request to serve, from the Facility, any Customer, regardless of whether or not the location of such Customer's restaurant or restaurants is within the Territory.

        5. During an emergency shortage of any Product, as announced by an officer of BKC, Distributor shall stand ready to allocate sales of such Product then in short supply among the customers requesting to purchase it, based upon the relative percentages of Distributor's total sales of such Product to each of such Customers during the immediately preceding twelve (12) month period. In anticipation of (a) a possible shortage to and within the Burger King System of any Product, or (b) the introduction of a menu item (or a phase out thereof) within the Burger King System, BKC, in any of such events, may request from Distributor, and Distributor shall promptly furnish BKC with, a forecast of its anticipated volume of purchases from Approved Suppliers of any of the Products affected thereby.

        6. This Agreement does not constitute a commitment on the part of BKC, any third party Purchasing Agent or any of its franchisees to purchase any of the Products from Distributor. The purpose of this Agreement is to set forth the general terms under which Distributor will be authorized to distribute the Products to the Burger King System.

        7. Distributor hereby acknowledges BKC's need to protect the Burger King System by maintaining the confidentiality of critical information that may be disclosed by BKC to Distributor. Accordingly, all information communicated by BKC (and/or its designee under Paragraph 2 herein) to Distributor is considered to be confidential, including but not limited to communications relating to marketing and restaurant data, new product introductions, and the like, where such information is either identified to the Distributor as "confidential" or is reasonably identifiable by the Distributor as such ("Confidential

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Information"). Distributor shall retain the Confidential Information in the strictest confidence, unless and until such Confidential Information becomes part of the public domain. Further, the Confidential Information shall not be disclosed by Distributor to any person except to: (a) those of its Customers who are authorized by BKC to receive the Confidential Information; (b) its employees who have a need to know to perform services pursuant to the Agreement; (c) any external accountants or attorneys whose identities are disclosed to BKC in writing and (d) as may be required by order of a court or other duly constituted governmental authority with jurisdiction.

        8. The Products shall be received, inspected, handled, stored, shipped and delivered by Distributor in strict compliance with the Requirements. Any deviation or modification whatsoever by Distributor from the Requirements shall be prohibited (unless prior written approval thereof has been obtained from BKC) and shall constitute a cause for termination of the Agreement and/or the Approval, in accordance with Paragraph 18 hereof.

        9. For a period of at least two (2) years from the date of sale to any Customer, Distributor agrees to keep true, accurate and complete records of the purchase, receipt, storage, shipping and resale of the Products and, upon request by BKC, to make these records available to BKC or its designee. BKC, or its designee, shall have the right, during normal business hours and without advance notice, to inspect and/or to obtain information with respect to (a) the Facility and all of the Distributor's equipment relating to receiving, inspecting, handling, storing, shipping and delivering the Products and all components thereof; (b) all of the Products, prior to shipment thereof to any Customer; and (c) any other matter which is covered by the Requirements. BKC and/or its designee shall also have the right, upon request, to inspect and/or to promptly obtain from Distributor copies of all information and documentation from Distributor with respect to Distributor's sales to individual Burger King franchisee Customers for the purpose of determining the compliance of such Customer with the requirements of the Burger King Restaurant Franchise Agreement and for any other reasonable purpose.

        10. Distributor shall promptly submit to the Products Testing Laboratory of BKC or any other entity designated by BKC, in accordance with a testing schedule established from time to time or upon request by BKC, samples of any of the Products handled by Distributor.

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        11. Distributor agrees to defend, indemnify and hold harmless BKC, its officers, its directors, its employees, its agents, its parents, its subsidiaries, its affiliates and its franchisees, of and from all claims, demands, losses, damages, liabilities, reasonable costs and expenses, including reasonable attorney's fees, resulting from, or alleged to have resulted from, injury, illness, damage and/or death caused, in whole or in part, by (i) contact with, use and/or consumption of any of the Products sold or delivered by Distributor to any Customer or, (ii) with respect to the sale of any Product, any breach by Distributor of any representation, warranty or covenant of this Agreement, or (iii) any other acts or omissions of Distributor in connection with the purchase, receipt, storage, shipping, delivery and resale of any Product, unless (and then only to the extent) such injury, illness, damage and/or death is caused by BKC, its parents, its subsidiaries, its affiliates, Approved Suppliers or its franchisees, employees or agents. BKC agrees to advise Distributor in the event BKC receives notice that a claim has been or may be filed with respect to a matter covered by this indemnity and Distributor shall be given the opportunity to assume the defense thereof. If Distributor fails to assume such defense, BKC and/or the indemnitees identified above (herein collectively the "Indemnitees"), or any one of them, may defend and settle the action in the manner deemed appropriate, and Distributor shall pay to such Indemnitee(s) all reasonable costs and expenses, including reasonable attorneys' fees incurred by the Indemnitees in effecting such defense, in addition to any sum which the Indemnitees may pay by reason of any settlement or judgment against the Indemnitees. The right of all or any Indemnitee to indemnity hereunder shall exist notwithstanding that joint or several liability may be imposed upon it/them by statute, ordinance, regulation or judicial decision.

        12. Distributor agrees to maintain, with an insurer with a rating of at least "A 10" in Best's Insurance Guide, during the entire term of the Agreement, comprehensive liability insurance, including product liability coverage, in minimum amounts of $1,000,000 per occurrence for damage, injury and/or death to persons and $500,000 per occurrence for damage and/or injury to property. Distributor shall promptly provide BKC with certificates of insurance evidencing such coverage and each certificate shall indicate that the coverage represented thereby shall not be cancelled or modified until at least thirty (30) days' prior written notice has been given to BKC.

        13. In the event it is deemed necessary by either BKC or any of the Approved Suppliers to recall from Approved

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Distributors and/or from the Burger King System any quantity of any of the
Products, either as a result of failure of such Products to satisfy the proprietary manufacturing specifications issued to Approved Suppliers by BKC (the "Specifications"), or for any other reason bearing on quality and/or safety of such Products, Distributor shall comply diligently with all Product recall procedures then in effect, as established from time to time by BKC and applicable law. Distributor shall not be required to bear the costs associated with the recall of any Product unless such recall is the result of the negligence or intentional tortious acts of Distributor. In such event, Distributor agrees to bear all costs and expenses incurred by it and/or BKC and/or any of the Approved Suppliers in complying with such recall procedures, if (and then only to the extent) such recall is caused by the negligence or intentional tortious acts of Distributor. In the event Distributor fails or refuses to comply with the recall of such Products hereunder upon request by BKC, BKC shall be authorized to take such action as it deems necessary to recall such Products from the Burger King System and Distributor shall reimburse BKC and any Customers for costs and expenses incurred in such recall procedure to the extent such recall is the result of the negligence or intentional tortious acts of Distributor; any such action taken by BKC shall not relieve Distributor of its other obligations hereunder.

        14. Notwithstanding anything herein to the contrary, Distributor acknowledges that the manufacture, storage, shipment and/or distribution by any Approved Supplier of any new or modified menu product of BKC, which such Approved Supplier may subsequently be authorized by BKC and/or its designee to produce, shall be controlled by BKC, in its sole discretion, during the research, market testing and roll-out stages of development of such product. Distributor shall be authorized to purchase from Approved Suppliers such new or modified menu products only after such products have been approved by BKC for use within the Burger King System.

        15. The Agreement and the Approval shall commence on July 1, 1992 shall continue until their expiration on June 30, 1999 unless terminated earlier according to their terms. Further, the Agreement and the Approval shall immediately expire if, at any time and for any reason, Distributor has become inactive by failing to make a material volume of sales to Customers over any consecutive six (6) month period. BKC may, from time to time for the purpose of determining that Distributor has remained an active distributor to the Burger King System, require that

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Distributor provide evidence of sales to Burger King restaurants.

        16. Distributor hereby accepts the appointment as an Approved Distributor with the understanding that no assurance or commitment has been given by BKC or anyone else that such appointment shall be renewed, extended or continued, prior to, at or subsequent to the expiration or termination of the Agreement. Distributor further understands that no BKC employee below the rank of Chief Executive Officer is authorized to extend, renew or continue the Agreement and that the Chief Executive Officer is only authorized to do so through a written agreement signed by both parties, and that, absent such written agreement, any action whatsoever taken by Distributor in real or claimed reliance upon the expectation that the Agreement will be extended, renewed or continued beyond the expiration or termination hereof will be taken at Distributor's peril.

        17. Distributor shall not use, without the prior written consent of a Senior Vice President or higher officer of BKC, any trademarks or service marks of BKC in any manner whatsoever. Under no circumstances shall the use of any such marks or name of BKC be permitted for use as a part of Distributor's trade name.

        18. If Distributor fails or refuses to comply with any of its obligations hereunder, BKC, in its sole discretion, may terminate the Agreement and/or the Approval upon thirty (30) days' prior written notice to Distributor; provided, however, that the Approval as to any Product or Products may be suspended in accordance with the then current BKC procedures if, in the judgment of BKC, either the Facility or the failure by the Distributor to comply with the Requirements as they apply to the Facility, the Product or the Products, presents or is likely to present in the immediate future an imminent danger to the consumer, to restaurant employees, to any third party or to the Burger King System or is in violation of the requirements of applicable government health, safety or sanitation standards. If any applicable law or regulation requires a greater period for prior notice of termination, the prior notice required by such law or regulation shall be substituted for the notice requirements herein. The failure of BKC to terminate the Agreement and/or the Approval upon the occurrence of one or more of these events of default by Distributor in its performance of any obligations hereunder shall not constitute a waiver or otherwise affect the right of BKC to terminate the Agreement and/or the Approval as a result of a continuing or subsequent failure or refusal by Distributor to comply with any of such obligations.


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
Furthermore, failure by BKC to exercise any of its rights or remedies hereunder or to insist on strict compliance by Distributor with any of the terms hereof shall not constitute a waiver of any of the terms or conditions hereof with respect to any other or subsequent breach nor shall it constitute a waiver by BKC of its right at any time thereafter to require strict compliance with the terms hereof. The rights or remedies granted to BKC herein are in addition to any other rights or remedies which may be granted by law.

        19. Upon termination or expiration of the Agreement and/or the Approval,
(a) Distributor's designation as an Approved Distributor shall terminate and be of no further force and effect; (b) Distributor shall not thereafter identify itself as an Approved Distributor to the Burger King System or use the Requirements or any of BKC's trade secrets, the Confidential Information and/or other proprietary information; (c) Distributor shall cease to use, in any manner whatsoever, any of the trademarks and/or service marks of BKC; (d) Distributor shall return to BKC (or at the option of BKC, shall destroy) all copies of the Requirements; and (e) Distributor shall cease to sell, distribute and/or otherwise transfer all of the Products in Distributor's inventory which either bear the Burger King private label, trademarks and/or service marks or which are otherwise required to be distributed only within the Burger King System. With respect to (e) herein, Distributor may arrange with the appropriate Approved Supplier or any Approved Distributor to repurchase from Distributor any of such Products in Distributor's inventory and, upon the date of termination or expiration of the Agreement and/or the Approval, BKC may offer to purchase (but shall not be required to do so) all or any portion of Distributor's inventory of the Products at prices, in quantities, and on terms mutually acceptable to BKC and Distributor. The termination of the Agreement and/or the Approval shall not operate as a termination of any other agreement or approval existing between BKC and Distributor with respect to another approved distribution facility.

        20. Prior to disposing of (or permitting a carrier or anyone else to dispose of) any Products which either bear the Burger King private label, trademarks and/or service marks or which are otherwise required to be distributed only within the Burger King System, and which have been damaged or are otherwise unfit for distribution to the Burger King System, Distributor shall remove from the packaging of all units of such Products (or shall be responsible for such removal to be accomplished by a carrier having custody of such Products) all Burger King "logos" and


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
any and all other identifying marks thereon which are required to be removed. In addition, Distributor shall utilize the procedures for disposition of such damaged Products, as set forth by BKC from time to time. Distributor shall not repack any Product or Products nor may it sell or otherwise transfer to a Burger King Restaurant any Product that is damaged or otherwise rendered unfit for distribution. Nothing contained in this paragraph shall permit the disposal or other disposition of "premium" or "promotional" items except pursuant to the direction of BKC or BKC's designated supplier.

        21. Distributor warrants that all Products to be distributed by it within the Burger King System shall be received, inspected, handled, stored, shipped, delivered and sold by Distributor in strict compliance with all applicable (a) federal and state laws, (b) rules and regulations of all governmental and quasi-governmental agencies having jurisdiction, and (c) municipal ordinances. Upon its receipt of any citation issued by any governmental or other regulatory authority (or of process or citation issued by any court of law or equity) which might result in an interruption in service to any Customer, Distributor shall promptly send written notice thereof to BKC and to all Customers who may be affected thereby. Neither party shall be liable for any failure to perform arising from causes or events beyond the reasonable control and without the fault or negligence of the party.

        22. All notices required hereunder shall be in writing and shall be deemed given when delivered or deposited, registered or certified mail, postage prepaid, return receipt requested, in the United States mail addressed, if to BKC, to Burger King Corporation, Post Office Box 520783, Miami, Florida 33152,
Attention: Senior Vice President, Quality and Cost, and if to Distributor, to the address set forth on the signature page of this Agreement.

        23. Distributor acknowledges that it is an independent contractor and neither BKC nor Distributor is or shall be construed as an agent, partner, joint venturer or employee of the other. Distributor shall have no authority to bind or otherwise obligate BKC in any manner and Distributor shall not represent to anyone that it has a right to do so.

        24. In the event Distributor should (a) relocate the Facility, or (b) sell or otherwise transfer a major portion of Distributor's assets other than in the ordinary course of business, or (c) experience a significant change


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
in its management, or (d) experience a change or transfer in the ownership of Distributor, as constituted at the date hereof (involving more than twenty-five percent (25%) of the capital stock thereof, if Distributor is a corporation, or if Distributor is a partnership, involving a discontinuance by a majority of the general partners of the partnership to act as such partner or partners for whatever reason, other than his (their) temporary disability), the Agreement and the Approval shall terminate, unless prior to any such event, Distributor has notified BKC of such anticipated event and has obtained the written consent of a Senior Vice President of BKC to maintain the Agreement and the Approval in full force and effect. Such consent shall not be unreasonably withheld by BKC.

        25. While Distributor agrees to maintain adequate service levels to its Customers, Distributor acknowledges that day to day decisions regarding the maintenance of Product inventory shall be entirely within the Distributor's discretion and control. BKC shall have no liability or other responsibility whatsoever for loss or damage incurred by Distributor with respect thereto, including but not limited to loss or damage which may result from changes in the BKC Specifications, changes in BKC marketing or sales plans, the introduction or deletion of menu, premium and/or promotional items, the termination of the Agreement and/or the Approval or the termination of any other agreement between BKC and the Distributor pursuant to its terms.

        26. BKC does not warrant in any respect, whether express or implied, the financial condition of any Approved Supplier, any Approved Distributor, any Burger King franchisee or any other person or thing.

        27. As a condition to the grant of the Approval, Distributor agrees that BKC shall not, under any circumstances, be liable to Distributor for any consequential or indirect damages, including without limitation, any claim for lost profits or anticipated profits.

        28. Distributor, on behalf of itself and its principal officers, warrants and represents that they presently do not own any interest, whether direct or indirect, in any Burger King franchise, in any Burger King restaurant, or in any corporation or partnership operating a Burger King restaurant or in any entity leasing real estate for the operation of a Burger King restaurant except as set forth on Exhibit B. Distributor further warrants and represents, on behalf of itself and its principal officers, that they do not claim any right to become a Burger King franchisee, to own an interest in any Burger King restaurant

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

or in a corporation operating a Burger King restaurant except as set forth on Exhibit C. Distributor warrants and represents that during the term of this Agreement it will not hereafter acquire, whether directly or indirectly, any interest in any Burger King restaurant, in any Burger King franchise, or in any corporation or partnership operating a Burger King franchise or in any entity leasing real estate for the operation of a Burger King restaurant other than that which it claims on Exhibits B and C. Nothing contained herein shall limit the right of Distributor to take a security interest in the realty and personalty relating to a Burger King Restaurant for the purpose of protecting or securing lines of credit or existing indebtedness. Distributor recognizes that the Burger King Restaurant Franchise Agreement may not be pledged, mortgaged, hypothecated, given as security for an obligation or in any manner encumbered and Distributor agrees that it will not seek to acquire any such interest in the Franchise Agreement. Distributor is also authorized to and does warrant and represent that during the term of this Agreement, no principal officer, director or partner of Distributor will acquire, whether directly or indirectly, an interest in any Burger King restaurant, in any Burger King franchise, in any corporation operating a Burger King franchise or in any corporation leasing real estate for the operation of a Burger King restaurant; provided, however, that nothing contained herein shall be deemed to diminish any claim of right as set forth in Exhibit C.

        29. Distributor will not accept or otherwise receive from an Approved Supplier, whether directly or indirectly (such as through a broker), any rebate, fee, concession, transfer, payment or similar device which is not disclosed to its Customers. With respect to those Products as to which, pursuant to Paragraph 2, negotiations have been conducted by the Purchasing Agent with an Approved Supplier in relation to Distributor, Distributor further agrees that it will not vary from the established and agreed upon conditions of purchase including but not limited to the receipt of any rebate, fee, concession, transfer or payment which is not a part of the established and agreed upon conditions of purchase unless the Approved Supplier also makes the same variance available to all similarly situated Approved Distributors.

        30. Distributor shall not pay any gratuities, commissions, fees or grant any rebates to any employee, officer or director of BKC for his or her personal or private benefit, nor favor any officer, director or employee of BKC with gifts, travel or entertainment of any substantial cost or value, nor enter into any business arrangements


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
with employees, officers or directors of BKC which benefit them personally or privately. If BKC employs third party inspection or testing firms or designates a third party Purchasing Agent, pursuant to Paragraph 2 of this Agreement, Distributor agrees that such restrictions shall also apply to the directors, officers and employees of such firms or designee as if they were directors, officers and employees of BKC.

        31. In the event that BKC elects, in its sole discretion, to disclose to Distributor the amount of any sums owed by Customers to BKC, Distributor will receive and accept such information with the knowledge and understanding that BKC does not warrant its accuracy in any respect and shall have no liability whatsoever to Distributor in connection with any such disclosure and/or in connection with any failure or refusal to make such disclosure. Nothing contained in this Agreement shall require BKC to make such disclosure nor shall it restrict or limit the circumstances under which BKC may make such disclosure, it being the intention of the parties that BKC shall have complete discretion as to whether, when, how and under what circumstances it may elect to disclose such information.

        32. In the event that BKC or another entity sells to Distributor and Distributor purchases a "premium" or "promotional" item, as those terms are generally used and their meaning is generally understood within the Burger King System, Distributor shall follow all directions from BKC or BKC's designated agent of the premium or promotional item with respect to the distribution and sale of such items. With respect to premium or promotional items which contain or embody the trademark, service mark or other intellectual property of a third party and which are made available to the Burger King System pursuant to a license agreement or similar agreement with such third party, Distributor acknowledges and covenants that any purchase by Distributor of such premiums or promotional items is subject to Distributor's strict compliance with the terms, conditions and limitations of such license or similar agreement.

        33. Distributor shall not enter into any contract or agreement with any Customer under terms and conditions which are inconsistent with this Agreement. Without limiting the foregoing, Distributor agrees that any such contract or agreement shall be terminated immediately in the event that this Agreement or the Approval expire or are terminated pursuant to their terms.

        34. BKC may, in its discretion, require that Distributor provide to BKC periodic information, in a form reasonably acceptable to BKC, as to the amounts of money owed to Distributor by one or more or all of the Customers served by Distributor. BKC may, in its discretion, require that such information be certified by an officer of Distributor as correct and accurate to the best of his/her knowledge and establish other reasonable requirements associated therewith.

        35. BKC may, in its discretion, require that Distributor provide to BKC periodic information, in a form reasonably acceptable to BKC and on a regular basis, as to the volumes of any Product or all Products sold by Distributor to Customers.

        36. This is a bilateral agreement containing rights and obligations on the part of both parties during the term of this Agreement. Distributor may unilaterally terminate this Agreement only upon ninety (90) days' advance written notice to BKC, such notice to be measured from the date of receipt by BKC. Within fifteen (15) days after such receipt, BKC may, upon written notice to Distributor request and require that Distributor continue to serve the Burger King system under this Agreement for a sixty (60) day period additional to the ninety (90) days' notice (i.e., a total of one hundred and fifty (150) days from BKC's receipt of the notice). Except as provided above, Distributor has no right to unilaterally decide to discontinue or unreasonably restrict (such as through the refusal or willful inability to maintain adequate quantities of inventory) service to the Burger King System. The parties recognize that any unilateral discontinuance or unreasonable refusal to service the Burger King System is likely to cause serious disruption and damage to BKC, the Customers and the Burger King System as a whole and shall constitute a material breach of this Agreement. In such event, BKC shall be entitled to terminate this Agreement and to pursue any remedy provided in law or equity, including injunctive relief and the right to recover any damages suffered by reason of such breach. Nothing contained herein shall act to bar or restrict the right of BKC and Distributor to mutually agree to terminate this Agreement prior to the end of its term.

        37. Any provision hereof, including without limitation the indemnification obligations under Paragraph 11, which imposes upon Distributor an obligation after termination or expiration of the Agreement shall survive termination or expiration hereof and be binding upon Distributor.

        38. The Agreement shall become valid when executed and accepted by BKC. The parties agree that it shall be deemed made and entered into in the State of Florida and shall be governed and construed in accordance with the laws of the State of Florida.
The parties acknowledge and agree that the U.S. District Court for the Southern District of Florida, or if such court lacks jurisdiction, the 11th Judicial Circuit in and for Dade County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising either, directly or indirectly, under or in connection with this Agreement and the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts. The provisions of the Agreement are severable and the Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained in the Agreement, and partially valid and enforceable provisions shall be enforced to the extent that they are valid and enforceable.

        39. Neither the Agreement nor any of its provisions may be waived, modified or amended except by an instrument in writing signed by the parties hereto.

        40. The Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto; provided, however, the Agreement shall not be assigned by either BKC or Distributor, without the prior written consent of the other party hereto.

        IN WITNESS WHEREOF, BKC and Distributor have executed the Agreement as of the date first above written.


WITNESSES:                          BURGER KING CORPORATION (BKC)

- -------------------------           By:
                                        ---------------------------------
- -------------------------           Attest:
                                            -----------------------------
WITNESSES:
                                    BKDA CORPORATION (Distributor)
- -------------------------
                                    By:
- -------------------------               ---------------------------------
                                    Attest:
                                            -----------------------------

                                    Notices to Distributor should
                                    be addressed as follows:

                                    Address: 17777 Old Cutler Road,

                                    Miami, Florida 33157

                                    Attention: David Parker

                                   EXHIBIT A


                                     [MAP]

                                   EXHIBIT B

                                      None


                                   EXHIBIT C

                                      None